Exhibit 4.11

SECURITIES PURCHASE AGREEMENT

by and between

MSD BRAND INVESTMENTS, LLC

and

PHILLIPS-VAN HEUSEN CORPORATION

Dated as of March 15, 2010

TABLE OF CONTENTS

Page

ARTICLE I
DEFINITIONS

Section 1.01.

Definitions

1

Section 1.02.

General Interpretive Principles

6

ARTICLE II
SALE AND PURCHASE OF THE SERIES A STOCK

Section 2.01.

Sale and Purchase of the Series A Stock

6

Section 2.02.

Closing

7

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01.

Representations and Warranties of the Company

7

Section 3.02.

Representations and Warranties of the Investor

13

ARTICLE IV
COVENANTS OF THE COMPANY

Section 4.01.

Maintain Listing

16

Section 4.02.

Secure Listing

16

Section 4.03.

Transfer Taxes

16

Section 4.04.

Updates and Notifications

16

ARTICLE V
ADDITIONAL AGREEMENTS OF THE PARTIES

Section 5.01.

Taking of Necessary Action

16

Section 5.02

Publicity

16

Section 5.03.

Offering

17

Section 5.04.

Termination Notice

17

ARTICLE VI
CONDITIONS; TERMINATION

Section 6.01.

Conditions of the Investor

18

Section 6.02.

Conditions of the Company

19

Section 6.03.

Termination

19

-i-

Section 6.04.

Effect of Termination

20

ARTICLE VII
FEES, EXPENSES AND COSTS

Section 7.01.

Reimbursement of Legal Expenses

20

Section 7.02.

Commitment Fee

21

Section 7.03.

Underwriting Fee

21

Section 7.04.

Use of Fees

21

ARTICLE VIII
MISCELLANEOUS

Section 8.01.

Non-Survival of Representations and Warranties

21

Section 8.02.

Notices

21

Section 8.03.

Entire Agreement; Amendment

22

Section 8.04.

Assignment; Third Party Beneficiaries

22

Section 8.05.

Counterparts

23

Section 8.06.

Governing Law

23

Section 8.07.

Jurisdiction and Venue

23

Section 8.08.

Tax Characterization

23

Section 8.09.

U.S. Withholding Tax Forms

23

Section 8.10.

Expenses

23

Section 8.11.

Remedies; Waiver

24

Section 8.12.

Waiver of Jury Trial

24

Section 8.13.

Severability

24

Section 8.14.

Specific Performance

24

-ii-

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of March 15, 2010, by and between Phillips-Van Heusen Corporation, a Delaware corporation (the “Company”) and MSD Brand Investments, LLC, a Delaware limited liability company (the “Investor”).  Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

WHEREAS, simultaneous with the entry into this Agreement, the Company, Prince 2 B.V., Tommy Hilfiger Holding S.a r.l, Tommy Hilfiger Corporation, Tommy Hilfiger B.V., Stichting Administratiekantoor Elmira, and Asian and Western Classics B.V. have entered into that certain Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company and one of its Affiliates are purchasing all of the outstanding capital stock of Tommy Hilfiger B.V. and Tommy Hilfiger U.S.A., Inc.;

WHEREAS, the Company, on or prior to Closing, will authorize a new series of Preferred Stock, par value $100.00 per share, designated the “Series A Convertible Preferred Stock” (the “Series A Stock”), which will be convertible into shares of common stock, par value $1.00 per share, of the Company (“Company Common Stock”) in accordance with the terms of the Certificate of Designations governing the Series A Stock, and which shall have such other rights, designations and privileges as set forth in the form attached hereto as Exhibit A (the “Series A Certificate of Designations”);

WHEREAS, subject to the terms and conditions of this Agreement, the Investor has agreed to purchase from the Company, and the Company has agreed to sell to the Investor, the Series A Shares; and

WHEREAS, the Company and the Investor desire to set forth certain agreements herein.

NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE I

Definitions

Section 1.01.

Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Action” has the meaning set forth in Section 3.01(f).

“Acquisition Transactions” means the transactions provided for in the Purchase Agreement, including the financing thereof, as of the date hereof together with (a) such immaterial amendments, modifications and waivers that do not materially affect the anticipated benefits to the Company of such transactions, or (b) such other amendments, modifications and waivers as consented to by the Investor.  For the avoidance of doubt, any amendments or modifications which increase the purchase price to be paid under the terms of the Purchase Agreement by no more than 2.0% in the aggregate (excluding the effect of any amendments or modifications to the purchase price due to the operation of the working capital, net debt or other adjustments that are provided for under the terms of the Purchase Agreement as in effect on the date hereof) shall not be deemed an amendment or modification that requires the consent of the Investor.

“Affiliate” of a Person has the meaning set forth in Rule 12b-2 under the Exchange Act.  Notwithstanding anything to the contrary set forth in this Agreement, no limited partner or similar participant of an Investor shall be deemed an Affiliate of such Investor.

“Agreement” means this Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York City are open for the general transaction of business.  For purposes of notice, notice will allow notice until 11:59 p.m. on a particular day, and two (2) Business Day’s notice will in no event be less than 48 hours.

“Closing” and “Closing Date” have the meanings set forth in Section 2.02(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble hereto.

“Company Common Stock” has the meaning set forth in the recitals hereto.

“Company Disclosure Schedule” has the meaning set forth in Section 3.01.

“Company Preferred Stock” has the meaning set forth in Section 3.01(b).

“Company SEC Documents” has the meaning set forth in Section 3.01(d).

“Company Shares” has the meaning set forth in Section 3.01(b).

“Company Subsidiary” has the meaning set forth in Section 3.01(a).

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“End Date” has the meaning set forth in Section 6.03(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means the United States generally accepted accounting principles.

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“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs.  For example, the Governing Documents of a Delaware corporation are its certificate of incorporation and by-laws, the Governing Documents of a limited partnership are its limited partnership agreement and certificate of limited partnership and the Governing Documents of a limited liability company are its operating agreement and certificate of formation.

“Governmental Entity” means any U.S. or foreign (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IFRS” means the International Financial Reporting Standards as promulgated by the International Accounting Standards Board.

“Intellectual Property Rights” means all U.S. and foreign (a) patents and patent applications, together with reissues, continuations, continuations-in-part, revisions, divisionals, substitutions, extensions and reexaminations thereof, (b) trademarks, service marks, trade dress, logos, slogans, trade names and internet domain names, brand names and corporate names, whether registered or unregistered, and all goodwill associated therewith and all registrations, renewals and applications in connection therewith, (c) copyrights, copyrightable subject matter, copyright registrations and applications and renewals thereof, (d) trade secrets and all confidential information, know-how, formulae, models, methodologies, compositions, manufacturing and production processes and techniques, designs, drawings, specifications and inventions (whether patentable or unpatentable and whether or not reduced to practice) and improvements thereto, (e) rights of publicity, moral rights and rights of attribution and integrity, (f) computer programs (whether in source code, object code or other form), databases and compilations and data, (g) all artwork, photographs, advertising and promotional materials and (h) all rights to pursue, recover and retain damages and costs and attorneys’ fees for past, present and future infringement, misappropriation or other violation of any of the foregoing, in each case, to the extent protectable by applicable Law.

“Investor” has the meaning set forth in the preamble hereto.

“Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, guideline, regulation, order, writ, decree, agency requirement, license or permit of any Governmental Entity.

“Liability” means any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

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“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge.  For the avoidance of doubt, the term “Lien” shall not be deemed to include any license of Intellectual Property Rights.

“LNK” means either LNK Partners, L.P. and LNK Partners (Parallel), L.P.

“LNK Purchase Agreement” means that certain Securities Purchase Agreement, dated as of even date herewith, by and among the Company, LNK Partners, L.P. and LNK Partners (Parallel), L.P.

“Material Adverse Effect” means any change, event, effect, development, circumstance or occurrence that has a material adverse effect on the financial condition, business, or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that any fact, change, event, effect, development, circumstance, condition or occurrence arising from or related to (except, in the case of clauses (a), (b), (d), (e) or (f), to the extent disproportionately affecting the Company and the Company Subsidiaries relative to other companies in the industries in which the Company and the Company Subsidiaries operate, but taking into account for purposes of determining whether a Material Adverse Effect has occurred only the disproportionate adverse impact) (a) conditions affecting the United States economy or any other national or regional economy or the global economy generally, (b) political conditions (or changes in such conditions) in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region of the world occurring after the date hereof, (c) changes in the financial, banking or securities markets in the United States or any other country or region in the world (including, without limitation, any disruption thereof and any decline in the price of any security or any market index), (d) changes in GAAP, IFRS or other accounting standards, (e) changes in any Laws or other binding directives issued by any Governmental Entity, (f) changes that are generally applicable to the industries in which the Company and the Company Subsidiaries operate, (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided, that the underlying causes of any such failure may be considered in determining whether a Material Adverse Effect has occurred), (h) the announcement of the Acquisition Transactions, (i) the completion of the transactions contemplated in this Agreement or the Stockholder Agreement or any action taken with the consent of the Investor or (j) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided, that the underlying causes of any such decline may be considered in determining whether a Material Adverse Effect has occurred) shall not be taken into account in determining whether a Material Adverse Effect has occurred; provided, however, that clauses (h) and (i) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 3.01(e).

“Notice Termination Date” has the meaning set forth in Section 5.04(a).

“NYSE” means the New York Stock Exchange.

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“Offering” means either a public or private offering (in each cases, whether registered or unregistered) undertaken by the Company or any of its Subsidiaries of Company Common Stock or securities convertible into or exercisable or exchangeable for Company Common Stock, with respect to private offerings only that would result in aggregate gross cash proceeds in excess of $30,000,000 (without regard to any underwriting discount or commission), that, in either case, will be effected prior to, or simultaneously with, the closing of the Acquisition Transactions.  For the avoidance of doubt, the preferred stock offering provided for in the LNK Purchase Agreement shall not constitute an “Offering” hereunder.

“Offering Notice” has the meaning set forth in Section 5.03.

“Offer Notice Date” has the meaning set forth in Section 5.04(b).

“Purchase Agreement” has the meaning set forth in the recitals hereto.

“Purchase Price” means $100,000,000.

“Person” or “person” means an individual, corporation, limited liability company, association, partnership, group (as such term is used in Section 13(d)(3) of the Exchange Act), trust, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.01(d).

“SEC” means the U.S. Securities and Exchange Commission, including the staff thereof.

“Securities” has the meaning set forth in Section 3.02(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Certificate of Designations” has the meaning set forth in the recitals hereto.

“Series A Shares” has the meaning set forth in Section 2.01.

“Series A Stock” has the meaning set forth in the recitals hereto.

“Stock Purchase” has the meaning set forth in Section 2.01.

“Stockholder Agreement” means the agreement to be entered into on substantially the same terms as set forth in the form of Stockholder Agreement attached as Exhibit B.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which, (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time

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owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation).  The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

 “Tax” means (a) any federal, state, local, municipal or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, windfall profits, environmental (under Section 59A of the Code), customs, duties, real property, personal property, capital stock, social security (or similar), unemployment, disability, payroll, license, employee or other withholding, or other taxes, duties, levies, fees and assessments of any kind whatsoever, without limitation, and any interest, penalties or additions to tax in respect of, or in connection with, the foregoing (whether disputed or not), and (b) any liability in respect of amounts described in clause (a) hereof by reason of contract, assumption, transferee liability, operation of law, Treasury Regulation Section 1.1502-6 (or any similar provision of law) or otherwise.

“Tax Return” means all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns and amendments thereto) supplied or required to be supplied to a Tax authority relating to Taxes.

“Termination Notice” means a written notice that the Investor is exercising its right to terminate this Agreement pursuant to Section 6.03(c).

Section 1.02.

General Interpretive Principles.  Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders.  The name assigned this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

ARTICLE II

Sale and Purchase of the Series A Stock

Section 2.01.

Sale and Purchase of the Series A Stock.  Subject to all of the terms and conditions of this Agreement, and in reliance upon the representations and warranties

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hereinafter set forth, at the Closing, the Company will sell to the Investor free and clear of all liens, and the Investor will purchase from the Company, the number of shares of Series A Stock as specified on Schedule 1 for the Purchase Price (the “Stock Purchase”).  The shares of Series A Stock to be issued and sold by the Company to the Investor pursuant to this Agreement are collectively referred to as the “Series A Shares”.

Section 2.02.

Closing.  i)  Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Series A Shares hereunder (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, NY 10019.  The Closing shall take place concurrently with the closing of the Acquisition Transactions (the date that the Closing occurs, the “Closing Date”).

(b)

At the Closing:  (i) the Company will deliver to the Investor, as set forth on Schedule 1, the Series A Shares, in certificated or book entry form as the parties shall agree; (ii) the Investor, in full payment for the number of Series A Shares as set forth on Schedule 1, will deliver or cause to be delivered to the Company immediately available funds, by wire transfer to such account as the Company shall specify, in the amount of the Purchase Price, and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VI.

ARTICLE III

Representations and Warranties

Section 3.01.

Representations and Warranties of the Company.  Except as disclosed in the forms, documents and reports filed by the Company with the SEC since February 3, 2008 (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and predictive or forward-looking in nature) or in the disclosure schedule (the “Company Disclosure Schedule”) delivered by the Company to the Investor at or prior to the execution of this Agreement, the Company represents and warrants to the Investor as follows:

(a)

Organization and Good Standing of the Company; Organizational Documents.  The Company and each of its Subsidiaries (collectively, the “Company Subsidiaries”, and each, a “Company Subsidiary”) are duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of their respective jurisdiction of organization in all material respects.  The Company and the Company Subsidiaries have the requisite power and authority and all licenses, permits and authorizations necessary to own, lease and operate its properties and to carry on their businesses as presently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or prevent or materially delay the Company from performing its obligations under this Agreement.  The Company and each Company Subsidiary is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof) in each jurisdiction in which the assets or property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Material

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Adverse Effect.  The Company has made available to the Investor an accurate and complete copy of its Governing Documents as in full force and effect as of the date of this Agreement.  The Company is not in violation of the provisions of its Governing Documents.

(b)

Capitalization.

(i)

The authorized capital stock of Company consists of 240,000,000 shares of Company Common Stock, par value $1.00 per share, and 150,000 shares of preferred stock, par value $100.00 per share (“Company Preferred Stock” and, together with Company Common Stock, “Company Shares”).  As of March 11, 2010, there were (A) 57,175,152 shares of Company Common Stock issued and 51,935,498 shares of Company Common Stock outstanding and no shares of Company Preferred Stock issued and outstanding; (B) 3,587,950 options to purchase Company Common Stock issued and outstanding; (C) restricted unit awards in respect of 733,003 shares of Company Common Stock and (D) performance share awards in respect of a maximum of ]89,050 shares of Company Common Stock.  All outstanding Company Shares are duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not and will not be issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.  The Series A Shares to be issued pursuant to this Agreement shall be, when issued on the Closing Date, duly authorized, validly issued, fully paid and non-assessable, and not subject to or issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right.

(ii)

Except as set forth in subsection (i) above or pursuant to the Acquisition Transactions, as of the date of this Agreement, there are (A) no other shares of capital stock or other equity securities of the Company authorized, issued, reserved for issuance or outstanding, (B) no other authorized or issued and outstanding securities of the Company convertible into or exchangeable for, at any time, equity securities of the Company, (C) no contracts, options, warrants, call rights, puts, convertible securities, exchangeable securities, understandings or arrangements, or outstanding obligations, whether written or oral, of the Company to issue, repurchase, redeem, sell, deliver or otherwise acquire or cause to be issued, repurchased, redeemed, sold, delivered or acquired, any capital stock of the Company or securities convertible into or exchangeable for any equity securities of or similar interests in the Company or (D) no voting trusts, proxies or other arrangements among the Company’s stockholders with respect to the voting or transfers of the Company Shares.  There are no dividends or other distributions with respect to Company Shares that have been declared but remain unpaid.

(c)

Authority.  The Company has all requisite power and authority to execute and deliver this Agreement and the Stockholder Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of the Company and no other proceeding (including, without limitation, by its equityholders) on the part of the Company is necessary to authorize this Agreement and the Stockholder Agreement or to consummate the transactions contemplated hereby and thereby.  No vote of the Company’s equityholders is required to approve this Agreement or for the Company to consummate the transactions contemplated hereby.  The Company has duly executed and delivered this

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Agreement and at or prior to the Closing will have duly executed and delivered the Stockholder Agreement.  This Agreement constitutes, and, upon due execution and delivery, the Stockholder Agreement will constitute a valid, legal and binding agreement of the Company (assuming that this Agreement and the Stockholder Agreement have each been duly and validly authorized, executed and delivered by the other parties thereto), enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

(d)

Reports; Financial Statements; Liabilities.

(i)

The Company has filed or furnished all forms, documents and reports required to be filed or furnished prior to the date of this Agreement by it with the SEC, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), since February 3, 2008 (the “Company SEC Documents”), each of which, in each case as of its date, or, if amended, as finally amended prior to the date of this Agreement, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents as of the day of the filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  None of the Company Subsidiaries is required to file with, or furnish to, the SEC any form, document or report.  As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents.

(ii)

The consolidated financial statements of the Company and related notes included in the Company SEC Documents (if amended, as of the date of the last such amendment filed prior the date of this Agreement) (i) have been prepared from and are in accordance with the books and records of the Company, (ii) have been prepared in accordance with GAAP (or with respect to unaudited interim financial statements, follow GAAP principles and have been prepared by management in a manner consistent with prior interim principles), the published rules and regulations of the SEC with respect thereto and other legal and accounting requirements applicable to the Company, except as may be indicated in the notes thereto and except, in the case of unaudited interim financial statements, for the absence of footnotes and subject to normal year-end adjustments not expected to be material in amount and (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to the absence of footnotes and to normal year-end adjustments not expected to be material in amount and to any other adjustments described therein, including in the notes thereto) in conformity with GAAP (except in the case of unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

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(iii)

As of the date of this Agreement, there are no material liabilities or obligations of the Company or any of its Subsidiaries of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company, other than those that (A) are reflected or reserved against on the Company consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents; (B) have been incurred in the ordinary course of business of the Company and its Subsidiaries; (C) are contemplated by this Agreement or incurred in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby; (D) would not be reasonably expected to have individually or in the aggregate, a Material Adverse Effect or (E) have been discharged or paid off.

(iv)

The Company is in compliance in all material respects with (A) the applicable provisions of the Sarbanes-Oxley Act and (B) the applicable listing and corporate governance rules and regulations of the NYSE.

(e)

Consents and Approvals; No Violations.  No notice to, filing with, or authorization, consent or approval of any Governmental Entity is necessary for the execution, delivery or performance of this Agreement or the Stockholder Agreement by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, except for (A) compliance with and filings under the HSR Act, (B) those set forth on Section 3.01(e) of the Company Disclosure Schedules and (C) those the failure of which to obtain or make, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (1) conflict with or result in any breach of any provision of the Company or Company Subsidiaries’ Governing Documents, (2) result in a violation or breach of, cause acceleration, allow a party to modify or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, acceleration or modification, or right of first refusal, right of first offer or similar right) or any increased cost or loss of benefit to the Company or any Company Subsidiary or increased benefit to another party thereto under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or by which any of its properties or assets may be bound, (3) violate any Law of any Governmental Entity applicable to the Company or any Company Subsidiary or any of their respective properties or assets or (iv) result in the creation of any Lien upon any of the assets of the Company or any Company Subsidiary, which in the case of any of clauses (2) through (4) above, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

(f)

Litigation.  There is no judgment, suit, litigation, arbitration, claim, action, complaint, injunction, order, dispute, inquiry, investigation arbitration or proceeding (each, an “Action”) pending, or, to the Company’s knowledge, threatened or under investigation against the Company or any Company Subsidiary, or as to which the Company or any Company Subsidiary has received any written notice or assertion before any Governmental Entity, or for which the Company or any Company Subsidiary is obligated to indemnify a third party except

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those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Company Subsidiary is subject to any outstanding and unsatisfied order, writ, judgment, injunction, settlement or decree, except those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or prevent or materially delay the Company from performing its obligations under this Agreement or taking any action necessary to consummate the transactions contemplated by this Agreement.

(g)

Compliance with Applicable Law.  Since February 3, 2008, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and each Company Subsidiary hold all permits, licenses, approvals, certificates and other authorizations of and from all, and have made all notifications, registrations, certifications, declarations and filings with, Governmental Entities necessary or advisable for the lawful conduct of their respective businesses as presently conducted, and the ownership or lease of their properties and assets, (b)  all such permits, licenses, approvals, certificates and other authorizations are in full force and effect, (c) the businesses of the Company and each Company Subsidiary have been and are now being operated in compliance with all applicable Laws of all Governmental Entities and (d) there is no action, suit or proceeding pending or, to the Company’s knowledge, threatened in writing by any Governmental Entity that claims any material violation by the Company or any Company Subsidiary of applicable Law.

(h)

Tax Matters.

(i)

Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (A) the Company and each Company Subsidiary have timely filed, or have caused to be timely filed, all Tax Returns required to be filed by the Company and each of the Company Subsidiaries, (B) all such Tax Returns are true, complete and accurate in all respects and (C) all Taxes shown to be due on such Tax Returns, or otherwise owed, have been or will be timely paid in full.

(ii)

Except as would not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no Tax authority has asserted, or threatened in writing to assert, any Tax liability in connection with an audit or other administrative or court proceeding involving Taxes of the Company or any Company Subsidiaries, (ii) neither Company nor any Company Subsidiary has distributed stock of another corporation or has had its stock distributed in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 or Section 361 of the Code within the preceding five (5) years, (iii) neither the Company nor any Company Subsidiary has participated, or is currently participating, in a “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b), and (iv) neither Company nor any of Company Subsidiary is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of Taxes (other than an agreement or arrangement solely among the members of a group the common parent of which is Company or any Company Subsidiary), or has any liability for Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury

11

Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

(i)

Intellectual Property.  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect: (a) the Company and its Subsidiaries own or have the right to use the Intellectual Property Rights used in or necessary for the conduct of their businesses, free and clear of any Lien other than permitted liens, (b) to the knowledge of the Company, the current registrations and applications for Intellectual Property Rights owned by the Company and its Subsidiaries are subsisting valid and enforceable, (c) to the knowledge of the Company, the conduct of the Company’s business does not infringe or violate the Intellectual Property Rights of any Person, and there is no written action, complaint, suit, proceeding or investigation pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiaries alleging any such infringement or violation and (d) to the Company’s knowledge, the Intellectual Property Rights owned by the Company are not being infringed or violated by any Person.

(j)

Absence of Certain Developments.  Since the date of the most recent consolidated audited financial statements of the Company included in the Company SEC Documents, except as otherwise contemplated or permitted by this Agreement, there have not been any events, changes or developments which have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)

Solvency.  The Company is not, and, assuming the accuracy of (a) the representations of the other parties to the Purchase Agreement that are set forth in the Purchase Agreement and (b) the financial projections provided by Seller (as such term is defined in the Purchase Agreement) to the Company, after giving effect to the Acquisition Transactions, to the knowledge of Seller, will not: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred debts beyond its ability to pay them as they become due.

(l)

Purchase Agreement.  The Company has provided the Investor with a complete copy of the Purchase Agreement, including all schedules and exhibits thereto.

(m)

No Additional Representations.  Except for the representations and warranties made by the Company in this Section 3.01, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties.  In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to the Investor, or any of its Affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses, or (ii) except for the representations and warranties made by the Company in this Section 3.01, any oral or written information presented to the Investor or any of its Affiliates or

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representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Section 3.02.

Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as follows:

(a)

Private Placement.

(i)

The Investor is (A) an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act; (B) aware that the sale of the Series A Shares and the Company Common Stock issuable upon conversion of the Series A Stock being issued and sold pursuant to this Agreement (collectively, the “Securities”) to it is being made in reliance on a private placement exemption from registration under the Securities Act and (C) acquiring the Securities for its own account.

(ii)

The Investor understands and agrees that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such Securities have not been and, except as contemplated by the Stockholder Agreement, will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (A) in a transaction not involving a public offering, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (C) pursuant to an effective registration statement under the Securities Act or (D) to the Company or one of its Subsidiaries, in each of cases (A) through (D) in accordance with any applicable state and federal securities laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(iii)

The Investor understands that, unless sold pursuant to a registration statement that has been declared effective under the Securities Act or in compliance with Rule 144 thereunder, the Company may require that the Securities bear a legend or other restriction substantially to the following effect (it being agreed that if the Securities are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN A TRANSACTION NOT INVOLVING A PUBLIC OFFERING, (II) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (IV) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I)

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THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  THIS SECURITY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF THE STOCKHOLDER AGREEMENT, DATED AS OF [●], 2010, BY AND BETWEEN PHILLIPS-VAN HEUSEN CORPORATION AND MSD BRAND INVESTMENTS, LLC.”

(iv)

The Investor (A) is able to fend for itself in the transactions contemplated by this Agreement; (B) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities and (C) has the ability to bear the economic risks of its prospective investment, and can afford the complete loss of such investment.

(v)

The Investor acknowledges that (A) it has conducted its own investigation of the Company, Tommy Hilfiger B.V., the Acquisition Transactions and the terms of the Securities, (B) it has had access to the Company’s public filings with the SEC and to such financial and other information as it deems necessary to make its decision to purchase the Securities and (C) has been offered the opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries, and of Tommy Hilfiger B.V. and its Subsidiaries, and to ask questions of the Company and received answers thereto, each as it deemed necessary in connection with the decision to purchase the Securities. The Investor further acknowledges that it has had such opportunity to consult with its own counsel, financial and tax advisors and other professional advisers as it believes is sufficient for purposes of the purchase of the Securities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3.01 of this Agreement or the right of the Investor to rely on such representations and warranties.

(vi)

The Investor understands that the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements in connection with the issuance and sale of the Series A Shares.

(vii)

Except for the representations and warranties contained in Section 3.01 (including any references in such Section to the forms, documents and reports filed by the Company with the SEC since January 1, 2008), the Investor acknowledges that neither the Company nor any Person on behalf of the Company makes, and the Investor has not relied upon, any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to the Investor in connection with the transactions contemplated by this Agreement.  Furthermore, the Investor acknowledges that neither the Company nor any other Person makes or has made any representation or warranty to the Investor, or any of its Affiliates or representatives with respect to any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses.

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(b)

Organization.  The Investor has been duly organized and is validly existing in the jurisdiction and as the form of business entity set forth on Schedule 1.

(c)

Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the purchase of the Series A Shares (and the Company Common Stock issuable upon conversion of the Series A Shares) or the consummation of any other transaction contemplated by this Agreement, except for: (i) compliance with applicable state securities laws and (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

(d)

Authority.  The Investor has all requisite power and authority to execute and deliver this Agreement and the Stockholder Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, all of which have been duly authorized by all necessary action on the part of the Investor and no other proceeding on the part of the Investor is necessary to authorize this Agreement and the Stockholder Agreement or to consummate the transactions contemplated hereby and thereby.  The Investor has duly executed and delivered this Agreement and at or prior to the Closing will have duly executed and delivered the Stockholder Agreement.  This Agreement constitutes, and, upon due execution and delivery, the Stockholder Agreement will constitute, a valid, legal and binding agreement of the Investor (assuming that this Agreement and the Stockholder Agreement have each been duly and validly authorized, executed and delivered by the Company), enforceable against the Investor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors’ rights generally.

(e)

No Default or Violation.  The execution, delivery and performance of and compliance with this Agreement and the Stockholder Agreement by the Investor will not (i) result in any default or violation of the Governing Documents of the Investor, (ii) result in any default or violation of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Investor is a party or by which any of its properties or assets may be bound or in any default or violation of any material judgment, order or decree of any Governmental Entity or (iii) be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, require any consent or waiver under any such provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Investor pursuant to any such provision, or the suspension, revocation, impairment or forfeiture of any material permit, license, authorization or approval applicable to the Investor, its business or operations, or any of its assets or properties pursuant to any such provision, except in the case of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the ability of the Investor to consummate the transactions contemplated by this Agreement.

(f)

Sufficient Funds.  The Investor has commitments for, and as of the Closing Date will have, sufficient funds to consummate the transactions required to be consummated by it hereunder.

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ARTICLE IV

Covenants of the Company

The Company covenants and agrees that for so long as the Series A Shares are outstanding:

Section 4.01.

Maintain Listing.  The Company will use commercially reasonable efforts to (a) maintain the listing and trading of its Company Common Stock on the NYSE, for so long as the Company qualifies for such listing under the rules and regulations of the NYSE and (b) comply in all material respects with the Company’s reporting, filing, and other obligations, under the rules and regulations of the NYSE.  The Company will promptly provide to the Investor copies of any notices it receives from the NYSE regarding the continued eligibility of the Company Common Stock for listing.

Section 4.02.

Secure Listing.  The Company shall use commercially reasonable efforts to cause the shares of Company Common Stock issuable upon conversion of the Series A Shares, upon issuance, shall have been duly listed, pending notice of issuance, on the NYSE and the Company shall maintain such listing in accordance with Section 4.01.

Section 4.03.

Transfer Taxes.  The Company shall be responsible for any Liability with respect to any transfer, stamp or similar non-income Taxes that may be payable in connection with the execution, delivery and performance of this Agreement including, without limitation, any such Taxes with respect to the issuance of the Series A Shares or shares of Company Common Stock issuable upon conversion thereof.

Section 4.04.

Updates and Notifications.  The Company agrees to provide the Investor with periodic updates regarding the status of the Purchase Agreement including the status of the various closing conditions under the Purchase Agreement, any material developments related to the Purchase Agreement and the financing and the likely timing of closing.

ARTICLE V

Additional Agreements of the Parties

Section 5.01.

Taking of Necessary Action.  Subject to the conditions set forth in Article VI hereof, each of the parties hereto agrees to use all reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.  Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as another party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters.

Section 5.02.

Publicity.  The parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby without obtaining the prior approval of the

16

other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any Governmental Entity or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the transactions contemplated hereby if required by Law; provided, further, that the parties agree to consult with each other as to the content of any release so required and consider in good faith the comments of the other thereon.

Section 5.03.

Offering.    No later than two (2) Business Days prior to the Company’s commencement of an Offering, the Company shall notify the Investor of its intention to commence an Offering, which notice shall contain a reasonable description of such Offering (such notice, an “Offering Notice”).  The Company shall not consummate such Offering within two (2) Business Days of the Investor’s receipt of an Offering Notice.  The Investor agrees that neither it nor its controlled Affiliates will purchase shares of Company Common Stock in an Offering.

Section 5.04.

Termination Notice.

(a)

In the event the Investor delivers a Termination Notice within two (2) Business Days of the Investor’s receipt of an Offering Notice and the Company does not consummate the Offering to which such Termination Notice is related within twenty-four (24) days of the Company’s receipt of the Termination Notice (the “Notice Termination Date”), then (i) such Termination Notice shall thereupon become void and have no effect, and (ii) prior to the Company either (A) continuing such Offering or (B) commencing another Offering, the Company shall (I) in the case of subclause (A), deliver to the Investor a new Offering Notice within two (2) Business Days of the Notice Termination Date; provided, that the Company shall not consummate such Offering within two (2) Business Days of the Investor’s receipt of the new Offering Notice or (II) in the event of subclause (B), be obligated to deliver a new Offering Notice pursuant to, and in compliance with, the terms of Section 5.03.

(b)

In the event the Investor does not deliver a Termination Notice within two (2) Business Days of the Investor’s receipt of an Offering Notice with respect to an Offering and the Company does not consummate the Offering to which the Offering Notice is related within twenty-four (24) days of the Company’s delivery of the Offering Notice (the “Offer Notice Date”), then prior to the Company either (A) continuing such Offering or (B) commencing another Offering, the Company shall (I) in the case of subclause (A), deliver to the Investor a new Offering Notice within two (2) Business Days of the Offer Notice Date; provided, that the Company shall not consummate such Offering within two (2) Business Days of the Investor’s receipt of the new Offering Notice or (II) in the event of subclause (B), be obligated to deliver a new Offering Notice pursuant to, and in compliance with, the terms of Section 5.03.

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ARTICLE VI

Conditions; Termination

Section 6.01.

Conditions of the Investor.  The obligations of the Investor to complete the Stock Purchase are subject to satisfaction or waiver of each of the following conditions precedent:

(a)

Representations and Warranties.  The representations and warranties of the Company contained in Section 3.01 shall, disregarding all qualifications and exceptions contained therein as to materiality of Material Adverse Effect, be true and correct at and as of the Closing Date as if made at and as of such time, except for any inaccuracies which, individually or in the aggregate have not had and would not reasonably be likely to have a Material Adverse Effect.

(b)

Covenants.  The Company shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

(c)

Company Certificate.  The Company shall have delivered to the Investor a certificate, dated as of the Closing Date, signed by an authorized executive officer to the effect that the conditions set forth in Sections 6.01(a) and (b) have been satisfied.

(d)

Certificate of Designation.  The Company shall adopt and file with the Secretary of State of the State of Delaware the Series A Certificate of Designations.

(e)

Stockholder Agreement.  The Company shall have duly executed and delivered to the Investor the Stockholder Agreement.

(f)

No Adverse Law, Action or Decision or Injunction.  There shall be no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement in effect and no proceeding or lawsuit shall have been commenced by any Governmental Entity or other third party for the purpose of obtaining any such order, decree, injunction, restraint or prohibition and no written notice shall have been received by any party from any such Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transaction contemplated hereby.

(g)

Acquisition Transactions.  The Company shall have consummated the Acquisition Transactions in accordance with the terms of the Purchase Agreement, and the transactions contemplated by the LNK Purchase Agreement shall have been consummated except to the extent that (i) the failure to consummate the transactions contemplated by the LNK Purchase Agreement is the result of a breach of the terms of such agreement by LNK and (ii) the Company is pursuing either monetary or equitable remedies against LNK in connection with such breach.

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(h)

Resolutions.  The Company shall have provided to the Investor copies of a resolution of the Board of Directors of the Company approving this Agreement and the consummation of the transactions contemplated hereby and such resolution shall be in full force and effect.

Section 6.02.

Conditions of the Company.  The obligation of the Company to complete the Stock Purchase is subject to satisfaction or waiver of each of the following conditions precedent:

(a)

Representations and Warranties.  The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except for any such representations or warranties made as of the date hereof or as of another date, which shall be true and correct as of such date).

(b)

Covenants.  The Investor shall have performed in all material respects all of its covenants and obligations in this Agreement that are to be performed at or prior to the Closing.

(c)

Investor Certificate.  The Investor shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an authorized executive officer to the effect that the conditions set forth in Sections 6.02(a) and (b) have been satisfied.

(d)

Stockholder Agreement.  The Investor shall have duly executed and delivered to the Company the Stockholder Agreement.

(e)

No Adverse Law, Action or Decision or Injunction.  There shall be no Law of, and no Action pending by, a Governmental Entity of competent jurisdiction that seeks to restrain, enjoin or prevent the consummation of the transactions contemplated hereby, and there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

Section 6.03.

Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)

Mutual Consent.  By mutual consent of the Investor and the Company in a written instrument;

(b)

Purchase Agreement Termination.  By either the Investor or the Company in the event that the Purchase Agreement shall have been terminated;

(c)

Offering.  By the Investor, if (i) the Investor delivers a Termination Notice to the Company in accordance with Section 5.04 and (ii) the Company consummates the Offering with respect to which such Offering Notice was delivered within twenty-four (24) days of the Company’s receipt of such Termination Notice.

(d)

End Date.  By either the Investor or the Company in the event that the Closing does not occur by the close of business on December 31, 2010 (the “End Date”);

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provided, that, notwithstanding the foregoing, no party hereto may terminate this Agreement pursuant to this Section 6.03(d) if the failure of the Closing to occur by the End Date was caused by the failure of such party to act in good faith or to use its reasonable best efforts to cause the Closing to occur;

(e)

Breaches by the Company.  By the Investor, if there has been a material violation or breach by the Company of any covenant, agreement, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Investor set forth in Section 6.01 at the Closing and such violation or breach has not been waived by the Investor or, in the case of a covenant or agreement breach, cured by the Company within the earlier of the closing of the transactions contemplated by the Purchase Agreement and 30 days after notice thereof to the Company by the Investor;

(f)

Breaches by the Investor.  By the Company, if there has been a material violation or breach by the Investor of any covenant, agreement, representation or warranty contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Company set forth in Section 6.02 at the Closing and such violation or breach has not been waived by the Company or, in the case of a covenant or agreement breach, cured by the Investor within 30 days after notice thereof to the Investor by the Company (for the avoidance of doubt, the Company shall not have the right to terminate this Agreement if there has been a breach of the LNK Purchase Agreement); or

(g)

Governmental Authority.  By either the Investor or the Company if there shall be any Law of, or Action pending by, a Governmental Entity of competent jurisdiction that seeks to restrain, enjoin or prevent the consummation of the transactions contemplated hereby, or there shall be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

Section 6.04.

Effect of Termination.  In the event of termination of this Agreement by either or both of the Company and the Investor pursuant to Section 6.03, written notice thereof shall forthwith be given by the terminating party to the other, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 5.03, Section 5.04, this Section 6.04, Section 7.01 (except in the event that this Agreement was terminated by the Company pursuant to Section 6.03(f)) and Article VIII shall survive the termination of this Agreement and except that neither party shall be relieved or released from any liabilities or damages arising out of any breach of this Agreement.  For the avoidance of doubt, the termination of the LNK Purchase Agreement shall not affect any of the provisions of this Agreement.

ARTICLE VII

Fees, Expenses and Costs

Section 7.01.

Reimbursement of Legal Expenses.  The Company agrees to pay at the earlier of the closing of the Acquisition Transactions and the termination of the Purchase Agreement pursuant to the terms hereof all reasonable and documented legal fees and expenses

20

owed by the Investor to Kirkland & Ellis LLP, incurred in connection with this Agreement, such amount payable by the Company to be subject to a cap to be agreed between the parties.

Section 7.02.

Commitment Fee.  The Company agrees to pay to the Investor at the Closing a commitment fee equal to 100 basis points (1.0%) of the Purchase Price in immediately available funds by wire transfer to an account specified by the Investor.

Section 7.03.

Transaction Fee.  The Company agrees to pay to the Investor at the Closing a transaction fee equal to 400 basis points (4.0%) of the Purchase Price in immediately available funds by wire transfer to an account specified by the Investor.

Section 7.04.

Use of Fees.  In the interest of efficiency, the Investor is hereby permitted to deduct all or a portion of the fees payable to the Investor pursuant to Sections 7.02 and 7.03 from the Purchase Price.

ARTICLE VIII

Miscellaneous

Section 8.01.

Non-Survival of Representations and Warranties.  None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive Closing, except for (a) the representations and warranties set forth in the last sentence of Section 3.01(b)(i), which shall survive indefinitely, (b) those covenants and agreements contained herein that by their terms are to be performed in whole or in part after Closing and (c) this Article VIII.

Section 8.02.

Notices.  All notices, requests, demands, consents and other communications given or required to be given under this Agreement and under the related documents shall be in writing and delivered to the applicable party at the address indicated below:

If to the Company:

Phillips-Van Heusen Corporation
200 Madison Avenue

New York, New York 10016
Attention:  Mark D. Fischer, Esq.
Facsimile:  212-381-3993

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York  10019

Attention:  Andrew J. Nussbaum, Esq.

                  Gregory E. Ostling, Esq.
Facsimile:  (212) 403-2000

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If to the Investor:

MSD Brand Investments, LLC
645 Fifth Avenue, 21st Floor

New York, New York  10022

Attention:  General Counsel
Fax:  212-303-1772

Telephone:  212-303-1650

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention:  Kim Taylor

Facsimile:  212-446-6460

Telephone:  212-446-4800

or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 8.02.  Any notices shall be in writing, including facsimile communication with electronic confirmation, and may be delivered in person or sent by overnight delivery service.  Notice shall be effective upon sending the facsimile (with electronic confirmation), upon delivery in person or after one Business Day with respect to overnight delivery service.

Section 8.03.

Entire Agreement; Amendment.  This Agreement and the Stockholder Agreement contain the entire understanding of and all agreements between the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters which agreements or understandings shall be of no force or effect for any purpose; provided, however, that the terms of any confidentiality agreement between the parties hereto (or their Affiliates) previously entered into, to the extent not inconsistent with any provisions of this Agreement or the Stockholder Agreement, shall continue to apply; and provided, further that, subject to applicable federal securities laws, the Investor and its Affiliates shall be permitted to continue to use confidential information (subject to the confidentiality requirements of the confidentiality agreement) in connection with any proposed investment in the Company.  This Agreement may not be amended or supplemented in any manner except by mutual agreement of the parties and as set forth in a writing signed by the parties hereto or their respective successors in interest.  The waiver of any beach of any provision under this Agreement by any party shall not be deemed to be a waiver of any preceding or subsequent breach under this Agreement.  No such waiver shall be effective unless in writing.

Section 8.04.

Assignment; Third Party Beneficiaries.  Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties; provided, however, that (a) the Investor may assign its rights, interests and obligations under this Agreement to an Affiliate and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement.  This Agreement shall not

22

confer any rights or remedies upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.05.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document.

Section 8.06.

Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 8.07.

Jurisdiction and Venue.  The parties hereby irrevocably submit to the jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware, or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware.  The parties hereby consent to and grant the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware, jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.02 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

Section 8.08.

Tax Characterization.  Unless otherwise required by a final "determination", as defined in Section 1313(a) of the Code, the parties agree to treat the Series A Stock as stock other than preferred stock for U.S. federal, and to the extent applicable, state and local tax purposes.

Section 8.09.

U.S. Withholding Tax Forms.  The Investor shall provide to the Company at the Closing a properly completed and duly executed U.S. Internal Revenue Service Form W-9.

Section 8.10.

Expenses.  Except as expressly provided herein or in the Stockholder Agreement, each party shall bear its own costs and expenses (including attorneys’

23

fees) incurred in connection with this Agreement and the Stockholder Agreement and the transactions contemplated hereby.

Section 8.11.

Remedies; Waiver.  To the extent permitted by Law, all rights and remedies existing under this Agreement are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable Law.  No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

Section 8.12.

Waiver of Jury Trial.  THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  THE PARTIES HEREBY FURTHER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.13.

Severability.  If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of any of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof.  To the extent permitted by law, the parties hereby to the same extent waive any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.

Section 8.14.

Specific Performance.  Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled to seek and obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach.  In circumstances where any party hereto is obligated to consummate the transactions contemplated by this Agreement and such transactions have not been consummated (other than as a result of another party’s refusal to close in violation of this Agreement) each party expressly acknowledges and agrees that the other parties and their respective stockholders shall have suffered irreparable harm, that monetary damages will be inadequate to compensate such other party and its stockholders, and that such other party on behalf of itself and its shareholders shall be entitled to enforce specifically the breaching party’s obligation to consummate such transactions.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

PHILLIPS-VAN HEUSEN CORPORATION

By:   /s/ Mark D. Fischer

       Name:

Mark D. Fischer

       Title:

Senior Vice President

[Securities Purchase Agreement Signature Page]

MSD BRAND INVESTMENTS, LLC

By:

       /s/ Marcello Liguori___________

      Name:

Marcello Liguori

      Its:

Vice President

[Securities Purchase Agreement Signature Page]

Schedule 1

Investor

Investor	Portion of Purchase Price	Jurisdiction of Incorporation	Form of Entity	Series A Shares
MSD Brand Investments, LLC	$100,000,000	Delaware	Limited liability company	4,000

Exhibit A

Form of Series A Certificate of Designations

Exhibit B

Form of Stockholder Agreement